INVESTMENT SUB-ADVISORY AGREEMENT

         THIS INVESTMENT SUB-ADVISORY AGREEMENT (the "Agreement") dated as of March 1, 2010, among Claymore Exchange-Traded Fund Trust, a Delaware statutory trust (the "Trust"), Claymore Advisors, LLC, a Delaware limited liability company (the "Investment Adviser"), and Guggenheim Partners Asset Management, Inc., a Delaware corporation (the "Investment Sub-Adviser").

         WHEREAS, the Investment Adviser has agreed to furnish investment management and advisory services to the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to the Trust's assets;

         WHEREAS, the Investment Adviser has entered into an investment advisory agreement between the Investment Adviser and the Trust dated as of September 28, 2009 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Trust is referred to herein as the "Investment Advisory Agreement");

         WHEREAS, the Investment Adviser wishes to retain the Investment Sub-Adviser to provide certain sub-advisory services to the funds specified in Appendix A hereto, as amended from time to time, each a series of the Trust (each a "Fund" and collectively, the "Funds"), in the manner and on the terms hereinafter set forth;

         WHEREAS, the Investment Sub-Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Investment Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. APPOINTMENT. The Investment Adviser hereby appoints the Investment Sub-Adviser to act as a sub-adviser for each Fund, subject to the supervision and oversight of the Investment Adviser and the Trustees of the Trust, and in accordance with the terms and conditions set forth in this Agreement. The Investment Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. SERVICES OF THE INVESTMENT SUB-ADVISER. Subject to the succeeding provisions of this section, the oversight and supervision of the Investment Adviser and the direction and control of the Trust's Board of Trustees, the Investment Sub-Adviser will provide certain services in support of the performance of the day-to-day

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operations of each Fund, which may include one or more of the following services at the request of the Investment Adviser: (i) determining the composition of a Fund's assets, including the designation of the identity and weighting of the Index constituents to be held by a Fund in accordance with the terms of this Agreement and such Fund's Registration Statement; (ii) managing the investment and reinvestment of all or a portion of a Fund's assets in accordance with the investment policies of the Fund; (iii) arranging, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets for a Fund; (iv) placing orders for purchases and sales of a Fund's assets, (v) designating the identity and weighting of the Fund securities in the Deposit Securities and the Fund Securities (as such terms are defined in a Fund's Registration Statement), (vi) promptly notifying the Investment Adviser of securities in a Fund for which fair valuation may be required or of significant events that the Investment Sub-Adviser feels may require fair value pricing of all or a portion of a Fund's portfolio, and if requested by the Investment Adviser shall provide assistance in determining the fair value of the securities and other investments/assets in a Fund, as necessary (vii) maintaining the books and records as are required to support Fund investment operations, (viii) monitoring on a daily basis the investment activities and portfolio holdings relating to the Fund, and (ix) voting proxies relating to the Fund's portfolio securities in accordance with the proxy voting policies and procedures of the Investment Sub-Adviser. In addition, the Investment Sub-Adviser will keep each Fund and the Investment Adviser informed of developments of which it is aware materially affecting the Funds and shall, upon request, furnish to the Funds all information relevant to such developments. To the extent the Investment Sub-Adviser is requested to place orders on behalf of a Fund, the Investment Sub-Adviser will periodically communicate to the Investment Adviser, at such times as the Investment Adviser may direct, information concerning the purchase and sale of securities for the Trust, including: (i) the name of the issuer,
(ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale is effected, (iv) the CUSIP number of the instrument, if any, and (v) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Investment Advisory Agreement. The Investment Sub-Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions (as currently in effect and as they may be amended or supplemented from time to time) as stated in the Trust's exemptive application, each Fund's Prospectus filed with the SEC as part of the Trust's Registration Statement on Form N-1A and the resolutions of the Trust's Board of Trustees. The Trust shall maintain its books and records, and the Investment Sub-Adviser shall have no responsibility with respect thereto, other than its obligations under the 1940 Act, the Advisers Act or other applicable law. To the extent the Investment Sub-Adviser is requested to place orders for a Fund, the Investment Sub-Adviser may, to the extent permitted by the 1940 Act, the Advisers Act and other applicable law, aggregate purchase and sale orders being made simultaneously for other accounts managed by the Investment Sub-Adviser or its affiliates and allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the applicable Fund and other accounts in an equitable manner.

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         3. USE OF SUBSIDIARIES AND AFFILIATES. The Investment Sub-Adviser may
perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to a Fund and, to the extent requested, placing orders for the purchase and sale of portfolio securities or other investments for a Fund, directly or through such of its subsidiaries or other affiliates, as the Investment Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Fund's outstanding voting securities.

         4. COVENANTS. In the performance of its duties under this Agreement, the Investment Sub-Adviser:

         (a) shall at all times comply and act in accordance with: (i) the provisions of the 1940 Act and the Advisers Act and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC") thereunder;
(ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions of each Fund as set forth in the Trust's exemptive application and each Fund's Prospectus filed with the SEC as part of the Trust's Registration Statement on Form N-1A; and (v) any policies, determinations and/or resolutions of the Board of Trustees of the Trust or the Investment Adviser communicated to the Investment Sub-Adviser;

         (b) to the extent the Investment Sub-Adviser is requested to place orders on behalf of a Fund, the Investment Sub-Adviser will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Investment Sub-Adviser will obtain the best price and the most favorable execution of its orders. In placing orders, the Investment Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. In no instance, however, will a Fund's securities be purchased from or sold to the Investment Adviser, the Investment Sub-Adviser or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

         (c) to the extent the Investment Sub-Adviser is requested to place orders on behalf of a Fund, maintain books and records with respect to the Fund's securities transactions and render to the Investment Adviser and the Trust's Board of Trustees such periodic and special reports as they may reasonably request; and

         (d) treat confidentially and as proprietary information of the Trust all non-public records and other information relative to the Trust, and each Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder.

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         4. SERVICES NOT EXCLUSIVE. Nothing in this Agreement shall prevent the
Investment Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Investment Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that any of the foregoing activities are consistent with applicable law and the Investment Sub-Adviser's fiduciary obligations to the Trust.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Investment Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. AGENCY CROSS TRANSACTIONS. From time to time, the Investment Sub-Adviser or brokers or dealers affiliated with the Investment Sub-Adviser may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Investment Sub-Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Investment Sub-Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from both parties to the transaction without the advisory client's consent. This is because in a situation where a Investment Sub-Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Investment Sub-Adviser or an affiliate is receiving commissions from one or both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Investment Sub-Adviser's part regarding the Advisory client. The SEC has adopted a rule under the Advisers Act which permits an Investment Sub-Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the Advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Investment Sub-Adviser or its affiliates to participate in agency cross transactions involving an Account, consistent with any policies and procedures that may be adopted by the Board of Trustees of the Trust, and this Agreement shall constitute executed, written consent of the Trust for the Investment Sub-Adviser engaging in agency cross transactions. The Trust may revoke its consent at any time by written notice to the Investment Sub-Adviser.

         7. EXPENSES. During the term of this Agreement, the Investment Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by the Investment Sub-Adviser in connection with their duties hereunder and shall bear the costs of any salaries or trustees, fees of any officers or trustees of the Trust who are

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affiliated persons (as defined in the 1940 Act) of the Investment Sub-Adviser.
The Investment Sub-Adviser shall not be responsible for any expenses of the Investment Adviser or the Trust not specifically set forth in Section 8 or otherwise in any written agreement between the Investment Sub-Adviser and the Trust or the Investment Adviser, as the case may be.

         8. COMPENSATION.

         (a) The Investment Advisor agrees to pay to the Investment Sub-Adviser and the Investment Sub-Adviser agrees to accept as full compensation for all services rendered by the Investment Sub-Adviser as such, a monthly fee as set forth in Appendix B.

         (b) For purposes of this Agreement, the total assets of the Trust shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Trust's assets or delegating such calculations to third parties.

         9. CERTAIN INFORMATION. The Investment Sub-Adviser shall promptly notify the Investment Adviser in writing of the occurrence of any of the following events: (a) the Investment Sub-Adviser failing to be registered as an investment adviser under the Advisers Act, (b) the Investment Sub-Adviser having been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) the occurrence of any change in control of the Investment Sub-Adviser or any parent of the Investment Sub-Adviser within the meaning of the 1940 Act, or (d) the occurrence of any material adverse change in the business or financial position of the Investment Sub-Adviser.

         10. LIMITATION ON LIABILITY.

         (a) The Investment Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Adviser or by the Trust (or their respective agents) in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

         (b) The Trust may, but shall not be required to, make advance payments to the Investment Sub-Adviser in connection with the expenses of the Investment Sub-Adviser in defending any action with respect to which damages or equitable relief might be sought against the Investment Sub-Adviser under this Section (which payments shall be reimbursed to the Trust by the Investment Sub-Adviser as provided below) if the Trust receives (i) a written affirmation of the Investment Sub-Adviser's good faith belief that the standard of conduct necessary for the limitation of liability in this Section has been

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met and (ii) a written undertaking to reimburse the Trust whether or not the
Investment Sub-Adviser shall be deemed to have liability under this Section, such reimbursement to be due upon (1) a final decision on the merits by a court or other body before whom the proceeding was brought as to whether or not the Investment Sub-Adviser is liable under this Section or (2) in the absence of such a decision, upon the request of the Investment Sub-Adviser for reimbursement by a majority vote of a quorum consisting of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"). In addition, at least one of the following conditions must be met: (A) the Investment Sub-Adviser shall provide a security for such Investment Sub-Adviser undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum of the Disinterested Non-Party Trustees of the Trust or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is a reasonable belief that the Investment Sub-Adviser ultimately will be found not to be liable under this Section.

         11. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof and shall continue (unless terminated automatically as set forth below) in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Trust for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of a Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust, without the payment of any penalty, upon giving the Investment Sub-Adviser 60 days' notice (which notice may be waived by the Investment Sub-Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of a Fund at the time outstanding and entitled to vote, or by the Investment Sub-Adviser on 60 days' written notice (which notice may be waived by the Trust), and will terminate automatically upon any termination of the Investment Advisory Agreement between the Trust and the Investment Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

         12. NOTICES. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

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         13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

         15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or other wise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

         16. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

                                    CLAYMORE ADVISORS, LLC


                                          By:
                                                 -------------------------------
                                                 Kevin M. Robinson
                                                 Senior Managing Director and
                                                 General Counsel

                                    GUGGENHEIM PARTNERS ASSET
                                    MANAGEMENT, INC.

                                          By:
                                                 -------------------------------

                                    CLAYMORE EXCHANGE-TRADED FUND TRUST


                                          By:
                                                 -------------------------------
                                                 Melissa J. Nguyen
                                                 Secretary


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                                   APPENDIX A

Wilshire 5000 Total Market ETF
Wilshire 4500 Completion ETF
Wilshire US REIT ETF
Wilshire 5000 Equal-Weighted ETF

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                                   APPENDIX B

As consideration for the Investment Sub-Adviser's services to each of the Funds listed below, the Investment Sub-Adviser shall receive from the Investment Adviser a fee of the following percentage of the Investment Adviser's monthly net advisory fee.

Wilshire 5000 Total Market ETF                               50%
Wilshire 4500 Completion ETF                                 50%
Wilshire US REIT ETF                                         50%
Wilshire 5000 Equal-Weighted ETF                             50%




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